EXHIBIT 10.1 - FIRST AMENDMENT TO JOINT MARKETING AND
                          DISTRIBUTION AGREEMENT


                  THIS FIRST AMENDMENT TO JOINT MARKETING AND DISTRIBUTION AGREEMENT ("First Amendment") is entered into as of May 1, 1996 between REALITY INTERACTIVE, INC., a Minnesota corporation ("RII"), and AMERICAN SOCIETY FOR QUALITY CONTROL, INC., a New York corporation ("ASQC").


                                    RECITALS

         WHEREAS, RII and ASQC have entered into a Joint Marketing and Distribution Agreement, dated as of May 10, 1995, (the "Agreement"), with respect to the marketing and distribution in North America of the ISO 9000 Registration Series (the "Product"), as more fully described therein; and

         WHEREAS, RII and ASQC wish to amend the Agreement to permit RII to use the trademarks and tradenames of ASQC in connection with sales worldwide of the Product, including any of the titles comprising the Product, along with clarifications to the Agreement.

         NOW, THEREFORE, in consideration of the recitals and the mutual agreements and acknowledgments made in the Agreement and in this First Amendment, the parties hereby agree as follows:

         1. CONTINUING EFFECT. Except to the extent modified or amended by this First Amendment, the Agreement shall continue to be in full force and effect.

         2. TERRITORY. RII's and ASQC's Territory has been expanded to include the whole world.

         3. USE OF ASQC TRADEMARKS AND ADVERTISING IN THE TERRITORY. RII may advertise and use the trademarks and tradenames of ASQC, including without limitation inclusion of ASQC's silkscreened trademark and logo on the Product and on the packaging for the Product (the "Marks"), for normal advertising, promotion, marketing and sales of the Product by RII in the Territory. In addition, RII shall not (i) use the Marks to incur any obligation or indebtedness on behalf of ASQC, (ii) use the Marks as part of its corporate or other legal name, or (iii) mortgage, pledge or in any way encumber the rights granted to RII with respect to use of the Marks.

         4. CLARIFICATION. For purposes of clarification, the parties desire to set forth the following interpretations of the Agreement:

         (a). it is understood by the parties that RII and its other approved distributor may appoint as many independent sales agents in North America as RII determines in its sole discretion; and

         (b) it is understood by the parties that RII may appoint as many sales agents, sales representatives, resellers and distributors in territories outside of North America as RII determines in its sole discretion; and

         (c) ASQC has granted a non-exclusive, perpetual and paid-up license to RII to include a digital copy of the North American language version of ISO 9000, known as ANSI/ISO/ASQC Q9000, in the Product.

         (d) the Distribution Fee and Sales Credit section of the Agreement (EXHIBIT B) will apply to the whole world.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date written above.


REALITY INTERACTIVE, INC.                  AMERICAN SOCIETY FOR QUALITY
                                           CONTROL, INC.

BY    /s/   Wesley W. Winnekins            BY     /s/   Brian J. LeHouillier

ITS   Chief Financial Officer              ITS    Director Programs & Operations